                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                             NETWORK ENGINES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                                                February 7, 2001

Dear Stockholder:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Network Engines, Inc., which will be held at the Courtyard Marriott Hotel, 200 Technology Center Drive, Stoughton, MA 02072 on Thursday, March 15, 2001 at 10:00 a.m., Eastern Standard Time.

  The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. The Company's Annual Report to Stockholders is also enclosed for your information.

  All stockholders are invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, you are urged to vote by proxy by completing, dating, signing and returning the enclosed proxy card. A postage-prepaid envelope is enclosed for that purpose.

  Your shares cannot be voted unless you date, sign, and return the enclosed proxy card, or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

                                          Very truly yours,




                                          /s/ Lawrence A. Genovesi
                                          Lawrence A. Genovesi
                                          President and Chief Executive
                                           Officer

                             NETWORK ENGINES, INC.
                                  25 Dan Road
                          Canton, Massachusetts 02021

                               ----------------

                    Notice of Annual Meeting of Stockholders

                               ----------------

TO OUR STOCKHOLDERS:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Network Engines, Inc., a Delaware corporation (the "Company"), will be held on Thursday, March 15, 2001 at 10:00 a.m, Eastern Standard Time, at the Courtyard Marriott Hotel, 200 Technology Center Drive, Stoughton, MA 02072. The purposes of the Meeting shall be to consider and act upon the following matters:

    1. To elect one Class I director to hold office for a three year term and until his/her successor has been duly elected and qualified;

    2. To ratify the appointment of the firm of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending September 30, 2001; and;

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on January 23, 2001 as the record date for the determination of stockholders entitled to receive notice of and vote at the meeting and any adjournment thereof.

  We hope that all stockholders will be able to attend the Meeting in person. In order to ensure that a quorum is present at the Meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the Meeting. A postage-prepaid envelope, addressed to EquiServe, L.P., the Company's transfer agent and registrar, has been enclosed for your convenience. Any stockholder voting by proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company prior to the Meeting, or by giving to the Secretary of the Company a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Meeting and voting in person.

  All stockholders of the Company are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors

                                          /s/ Douglas G. Bryant
                                          Douglas G. Bryant
                                          Secretary

Canton, Massachusetts
February 7, 2001


 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                             NETWORK ENGINES, INC.
                                  25 Dan Road
                          Canton, Massachusetts 02021

                               ----------------

                                PROXY STATEMENT

                               ----------------

    FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 15, 2001

  The enclosed proxy is solicited by the Board of Directors of NETWORK ENGINES, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on March 15, 2001 at 10:00 a.m., Eastern Standard Time, at the Courtyard Marriott Hotel, 200 Technology Center Drive, Stoughton, MA 02072, and any adjournments thereof.

  All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. If a stockholder does not intend to attend the meeting, any written proxy must be returned for receipt by the Company not later than the close of business on March 14, 2001.

  The Company's Annual Report to Stockholders for the fiscal year ended September 30, 2000 ("Fiscal 2000") will be mailed to stockholders with the mailing of these proxy materials on or about February 7, 2001.

Voting Securities and Votes Required

  Stockholders of record at the close of business on January 23, 2001 will be entitled to notice of and to vote at the Meeting and at any adjournment or adjournments thereof. On that date, 34,964,867 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), were issued and outstanding.

  Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Meeting. The representation in person or by proxy of at least a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business.

  Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. The Company has no other securities entitled to vote at the Meeting.

  Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be considered as present and entitled to vote with respect to that particular matter and will have no effect on the voting on such matter.

  Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder voting by proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company prior to the Meeting, or by giving to the Secretary of the Company a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Meeting will be voted as specified therein. If a stockholder does not specify in the proxy how the shares are to be voted, they will be voted in favor of the election as directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

  A copy of the Company's Annual Report on Form 10-K for Fiscal 2000 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to the Investor Relations Department of the Company, Network Engines, Inc. 25 Dan Road, Canton, Massachusetts 02021-2817, telephone: (781) 332-1000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of January 19, 2001, information concerning beneficial ownership of the Company's Common Stock by the following:

  . each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's common stock;

  .  each director of the Company;

  . the chief executive officer and the five other most highly compensated executive officers of the Company; and

  .  all of the Company's executive officers and directors as a group.

  The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire on or before March 20, 2001 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, to the Company's knowledge, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                   Percentage
                                                                       of
                                                Number of Shares  Common Stock
Name and Address of Beneficial Owner           Beneficially Owned Outstanding
------------------------------------           ------------------ ------------
Ascent Venture Partners, L.P., Ascent Venture
 Partners II, L.P. and
 Ascent Venture Partners III, L.P.
 (affiliated entities)(1)....................       5,882,521         16.4%
  255 State Street
  Boston, Massachusetts, 02109
HarbourVest Partners VI--Direct Fund, L.P. ..       4,964,540         14.2
  c/o HarbourVest Partners, LLC
  One Financial Center, 44th Floor
  Boston, Massachusetts 02111
MD Co. ......................................       3,271,667          9.4
  125 Cambridge Park Drive
  Cambridge, Massachusetts 02140
Egan-Managed Capital, L.P. ..................       2,147,714          6.1
  Thirty Federal Street
  Boston, Massachusetts 02110
Canaan Equity Partners II, LLC(2)............       1,773,049          5.1
  105 Rowayton Avenue
  Rowayton, Connecticut 06853

Directors and Executive Officers
Lawrence A. Genovesi(3)......................       2,584,981          7.4
Douglas G. Bryant(4).........................         185,236            *
Rene E. Thibault(5)..........................         156,000            *
Robert F. Wambach(6).........................         112,287            *
Timothy J. Dalton(7).........................         122,781            *
William B. Elliott(8)........................         168,124            *
Dennis A. Kirshy(9)..........................         340,837            *
Frank M. Polestra(10)........................       6,038,840         17.3
John A. Blaeser..............................         187,500            *
Lawrence Kernan(11)..........................       3,284,527          9.4
Michael H. Shanahan(12)......................       2,185,829          6.3
Robert M. Wadsworth(13)......................       4,967,665         14.2
All directors and executive officers as a
 group (13 persons)(14)......................      20,334,607         56.1%

--------
  *  Represents less than 1% of the outstanding common stock.

 (1) Includes 766,705 shares owned by Ascent Venture Partners, L.P., 3,504,088 shares owned by Ascent Venture Partners II, L.P., 709,220 shares owned by Ascent Venture Partners III, L.P., 633 shares owned by Ascent Management SBIC Corporation, 180,375 shares underlying warrants exercisable within 60 days of January 19, 2001 owned by Ascent Venture Partners, L.P. and 721,500 shares underlying warrants exercisable within 60 days of January 19, 2001 owned by Ascent Venture Partners II, L.P.

 (2) Includes 1,161,350 shares owned by Canaan Equity II L.P., 92,197 shares owned by Canaan Equity II Entrepeneurs LLC and 519,502 shares owned by Canaan Equity II L.P. (QP).

 (3) Includes 117,187 shares underlying options exercisable within 60 days of January 19, 2001 and 598,194 shares owned by Cheryl H. Smith, the wife of Mr. Genovesi. Mr. Genovesi disclaims beneficial ownership of all shares owned by Ms. Smith.

 (4) Includes 73,940 shares underlying options exercisable within 60 days of January 19, 2001.

 (5) Includes 68,500 shares underlying options exercisable within 60 days of January 19, 2001 and 500 shares held by Mr. Thibault's son, Adam R. Thibault.

 (6) Includes 28,812 shares underlying options exercisable within 60 days of January 19, 2001.

 (7) Includes 52,001 shares underlying options exercisable within 60 days of January 19, 2001 and 5,000 shares held in the Timothy J. Dalton Children's Trust.

 (8) Includes 58,438 shares underlying options exercisable within 60 days of January 19, 2001.

 (9) Includes 8,500 shares owned by Mr. Kirshy's son, Wade G. Kirshy. Mr. Kirshy disclaims beneficial ownership of all shares owned by Wade G. Kirshy.

(10) Includes 766,705 shares owned by Ascent Venture Partners, L.P., 3,504,088 shares owned by Ascent Venture Partners II, L.P., 709,220 shares owned by Ascent Venture Partners III, L.P., 633 shares owned by Ascent Management SBIC Corporation, 180,375 shares underlying warrants exercisable within 60 days of January 19, 2001 owned by Ascent Venture Partners, L.P. and 721,500 shares underlying warrants exercisable within 60 days of January 19, 2001 owned by Ascent Venture Partners II, L.P. Mr. Polestra may be deemed to have or share voting or investment power with respect to these shares. Mr. Polestra is a Managing Member or General Partner of each of the general partners that control Ascent Venture Partners, L.P., Ascent Venture Partners II, L.P. and Ascent Venture Partners III, L.P. Mr. Polestra disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. All of the foregoing shares are also listed above in the holdings of Ascent Venture Partners et. al. Also includes 41,017 shares owned by Le Serre and 3,125 shares underlying options exercisable within 60 days of January 19, 2001.

(11) Includes 3,271,667 shares owned by, and listed above in the holdings of, MD Co. Mr. Kernan is a principal of MDT Advisers, Inc., which controls MD Co. Mr. Kernan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Also includes 3,125 shares underlying options exercisable within 60 days of January 19, 2001.

(12) Includes 2,147,714 shares owned by, and listed above in the holdings of, Egan-Managed Capital, L.P. Mr. Shanahan may be deemed to have or share voting or investment power with respect to these shares. He is a a General Partner of Egan-Managed Capital, L.P. Mr. Shanahan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares.

(13) Includes 4,964,540 shares owned by, and listed above in the holdings of, HarbourVest Partners VI-Direct Fund, L.P. Mr. Wadsworth may be deemed to have or share voting or investment power with respect to these shares. He is a Managing Director of HarbourVest Partners, LLC, which controls HarbourVest Partners VI-Direct Fund, L.P. Mr. Wadsworth disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Also includes 3,125 shares underlying options exercisable within 60 days of January 19, 2001.

(14) Includes 408,253 shares underlying options exercisable within 60 days of January 19, 2001 and 901,875 shares underlying warrants exercisable within 60 days of January 19, 2001.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class I (whose terms expire at this Meeting), two directors in Class II (whose terms expire at the Annual Meeting of Stockholders in 2002) and three directors in Class III (whose terms expire at the Annual Meeting of Stockholders in 2003). Although there will be two vacancies on the Company's Board of Directors due to the expiration of the terms of two Class I directors, the Company is nominating only one candidate, Mr. Kirshy, for election to the Board of Directors. Mr. Shanahan is not standing for reelection, and the Company wishes to thank him for his past service to the Company. The enclosed proxy may only be voted for one nominee for director. The Company will continue to identify and evaluate candidates to fill the second vacancy. Each Class I director will hold office until the Annual Meeting of Stockholders in 2004 or until his or her successor has been duly elected and qualified.

  The persons named in the enclosed proxy will vote for the election of the nominee for Class I director unless the proxy is marked otherwise or unless the nominee is unable or unwilling to serve. In the event that the nominee for Class I director becomes unavailable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that the nominee will be unavailable to serve.

  Set forth below is the name of each member of the Board of Directors (including the nominee for election as a Class I director), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 19, 2001, appears above under the heading "Security Ownership of Certain Beneficial Owners and Management."

Board Recommendation

  The Company's Board of Directors believes that approval of the election of the nominee for Class I director is in the best interests of the Company and its Stockholders and, therefore, it recommends a vote FOR this proposal.

Nominee For Term Expiring In 2004 (Class I Director).

 Dennis A. Kirshy, Age 57, became a Director in 1997.

  Dennis A. Kirshy has served as a Director of Network Engines since July 1997. Mr. Kirshy is a private investor and has advised and invested in small technology companies in the networking, internetworking and computer industries since February 1993. Mr. Kirshy is also a director of several privately-held companies in the networking and computer peripherals arena.

Directors Whose Terms Expire In 2002 (Class II Directors).

 Lawrence Kernan, Age 46, became a Director in 1999.

  Lawrence Kernan has served as a Director of Network Engines since October 1999. Mr. Kernan has been a Principal of MDT Advisers, Inc., an investment and venture capital firm, since December 1991. Mr. Kernan has also served as a director of Keurig, Inc., a manufacturer of coffee brewing equipment, as Chairman of the Board of Directors, since April 1995. Mr. Kernan has previously served as a director at First American Financial Corporation, ADS Technologies, Inc., Cobotyx, Inc. and Visage, Inc.

 Frank M. Polestra, Age 74, became a Director in 1997.

  Frank M. Polestra has served as a Director of Network Engines since May 1997. Mr. Polestra has been Managing Director of Ascent Venture Management, Inc., a manager of venture funds and investor in early-stage companies in the northeastern United States, since March 1999. Mr. Polestra is a Managing Member or General Partner of each of the general partners of Ascent Venture Partners, L.P., Ascent Venture Partners II, L.P. and Ascent Venture Partners III, L.P. Mr. Polestra is also a partner of Le Serre. Prior to his position with Ascent Venture Management, Mr. Polestra was President, Director and General Partner of Pioneer Capital Corporation, a venture capital management firm, from 1981 to 1999. Mr. Polestra is also a director of several privately-held companies.

Directors Whose Terms Expire In 2003 (Class III Directors).

 Lawrence A. Genovesi, Age 42, became a Director in 1989.

  Lawrence A. Genovesi is a founder of Network Engines and has served as Chairman of the Board, President, Chief Executive Officer and Chief Technology Officer since October 1989. Mr. Genovesi also founded and served as Chief Executive Officer of New England Interconnection Devices, Inc., a contract manufacturer, from May 1985 to July 1988. From October 1982 to January 1983, Mr. Genovesi served as Vice President of Engineering for Microsystems International, Inc., a computer manufacturer. From June 1981 to December 1982, Mr. Genovesi served as Director of Engineering for CPU Systems, Corp., a computer manufacturer and reseller.

 John A. Blaeser, Age 58, became a Director in 1999.

  John A. Blaeser has been a director of Network Engines since October 1999. Since January 1996, Mr. Blaeser has served as President, Chief Executive Officer and Chairman of the Board of Concord Communications Inc., a maker of e-business management solutions. Mr. Blaeser served as Managing General Partner of EG&G Venture Partners from January 1990 to December 1995.

 Robert M. Wadsworth, Age 39, became a Director in 1999.

  Robert M. Wadsworth has served as a Director of Network Engines since December 1999. He has been a Managing Director of HarbourVest Partners, LLC, a global private equity firm investing in Internet and information technology companies on a worldwide basis, since January 1997. Mr. Wadsworth was also a General Partner of Hancock Venture Partners, the predecessor organization to HarbourVest, since December 1988. Mr. Wadsworth is a member of the board of directors of several domestic and international private companies, as well as the following public companies: Concord Communications, Inc., ePresence (formerly Banyan Systems, Inc.), Switchboard, Inc., and Trintech Group PLC.

Other Executive Officers of the Company

 Douglas G. Bryant, Age 43, became an Executive Officer in 1997.

  Douglas G. Bryant has served as Secretary and Vice President of
Administration since March 2000, Treasurer since January 1998 and Chief Financial Officer since September 1997. Prior to joining Network Engines, Mr. Bryant served as Chief Financial Officer of CrossComm Corporation, a manufacturer of internetworking products, including routers and switches, from July 1996 to June 1997, and as Corporate Controller from September 1989 to June 1996.

 Gregory A. Baryza, Age 53, became an Executive Officer in 2000.

  Gregory A. Baryza has been Vice President, Engineering since November 2000. Prior to joining Network Engines, Mr. Baryza was Vice President of Engineering at Incentive Systems, Inc., a compensation management solutions provider, from September 1999 to October 2000, and Senior Vice President of Engineering at VenturCom, Inc. from September 1998 to September 1999. Previously, he was, from August, 1995 to September 1998, Vice President of Product Development at Object Design, Inc. (now Excelon Corporation). He has also held senior-level positions in product development, customer service, marketing operations, and engineering at Stratus Computer, Inc.

 Rene E. Thibault, Age 49, became an Executive Officer in 1999.

  Rene E. Thibault has been Vice President of Sales since July 1999. Prior to joining Network Engines, Mr. Thibault served as Vice President of Sales and Marketing for Voice Request Corporation, a developer of speech-enabled call routing systems, from January 1997 to June 1999. From October 1995 to December 1996, Mr. Thibault served as Vice President of Sales for Centigram Communications Corporation, a manufacturer of multimedia messaging and personal assistant servers. Mr. Thibault also served as Director of Sales for Centigram from September 1990 to September 1995.

 Robert F. Wambach, Age 40, became an Executive Officer in 1999.

  Robert F. Wambach has served as Vice President of Strategic Technology Relationships since May 2000 and served as Vice President of Engineering from May 1999 to May 2000. Prior to joining Network Engines, Mr. Wambach served as Senior Director of VPN Programs at Shiva Corporation, a manufacturer of hardware and software to enable the connectivity of enterprise networks, which was ultimately acquired by a subsidiary of Intel and renamed Intel Network Systems, from February 1999 to May 1999, Senior Director of Platform Engineering from June 1998 to February 1999, and Director of Hardware Engineering from June 1997 to June 1998. Mr. Wambach held various engineering management positions with Fujitsu-Nexion (formerly Nexion) from May 1993 to June 1997.

 Timothy J. Dalton, Age 49, became an Executive Officer in 1997.

  Timothy J. Dalton has served as Vice President of Manufacturing since November 1997. From November 1996 to November 1997, Mr. Dalton served as Operations Manager of Axil Computer Corporation, a privately-held designer and manufacturer of eight-way SMP servers. From January 1994 to July 1996,
Mr. Dalton served as Director of Manufacturing Engineering of Concurrent Computer Corporation, a designer and manufacturer of real time fault tolerant servers for the financial and telecommunications industries.

 William B. Elliott, Age 56, became an Executive Officer in 1997.

  William B. Elliott has served as Vice President of Marketing since December 1997. Previously, Mr. Elliott served as Vice President of Operations for Dynaflo, Inc. from May 1997 to December 1997. From October 1996 to May 1997, Mr. Elliott served as Vice President of Sales and Marketing for Anysoft, Inc., a producer of utility software that enhances the interchange of information between legacy and modern Windows-based applications. Mr. Elliott served as Vice President of Telecommunications at Stratus Computer from November 1993 to April 1996, and as Vice President of International Sales for Stratus' telecommunications division from October 1990 to November 1993.

Board Committees and Committee Meetings

  The Board of Directors met thirteen (13) times during Fiscal 2000. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he served during Fiscal 2000. The Board of Directors has established a compensation committee and an audit committee. The Board does not have a nominating committee.

  The compensation committee, which consists of Messrs. Kernan, Kirshy, Wadsworth and, currently, Mr. Shanahan, reviews executive salaries and bonus and administers any incentive compensation and stock option plans, and approves the salaries and other benefits of the Company's executive officers. In addition, the compensation committee consults with Company management regarding pension and other benefit plans and the Company's compensation policies and practices. The compensation committee met twice during Fiscal 2000.

  Prior to the formation of a compensation committee, the board of directors as a whole made decisions concerning the compensation of executive officers. Mr. Genovesi, an executive officer, was a member of the Company's Board of Directors when it performed the functions generally performed by a compensation committee, including determining the compensation of executive officers. However, Mr. Genovesi did not participate in any discussions regarding his own compensation.

  The audit committee consists of Messrs. Blaeser, Kernan, Wadsworth and, currently, Mr. Shanahan, each of whom is independent, as defined by the applicable listing standards of the National Association of Securities Dealers. The Audit Committee was established for the purposes of (i) recommending the selection of the Company's independent auditors; (ii) reviewing the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls; (iii) reviewing any transactions that involve a potential conflict of interest; (iv) reviewing the scope of independent audit coverage and the fees charged by the independent accountants; and (v) reviewing the independence of such accountants from the Company's management. The Audit Committee also reviews other matters with respect to its accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee met three times during Fiscal 2000. On March 16, 2000, the Board of Directors adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement.

Compensation Of Directors

  The Company reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors. The Company also grants stock options to its non-employee directors pursuant to the Director Stock Incentive Plan (the "Plan"). The Plan provides that any non-employee director first elected to the board after the date that the Plan is adopted will receive a stock option award of 50,000 shares. (All current directors were elected to the board prior to the adoption of the Plan.) The Plan further provides that each year, as of the Annual Meeting of Stockholders, each director shall receive a stock option award of 15,000 shares. The first of such annual grants shall take place as of the Meeting to take place on March 15, 2001.

Executive Compensation

 Summary Compensation

  The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for the Company's Chief Executive Officer and the next five most highly compensated executive officers of the Company (the "Named Executive Officers").

                                                              Long-Term
                                                         Compensation Awards
                                                      -------------------------
                                                                    Number of
                               Annual Compensation     Restricted   Securities
   Name and Principal         ---------------------      Stock      Underlying
        Position         Year Salary($) Bonus($)(3)   Awards($)(4) Options/SARs
   ------------------    ---- --------- -----------   ------------ ------------
Lawrence A. Genovesi.... 2000 $174,615   $ 22,500       $660,000     375,000
 Chairman of the Board   1999  146,154        --             --          --
  of Directors,          1998   79,077        --             --          --
  President, Chief
  Executive Officer and
  Chief Technology
  Officer

Douglas G. Bryant....... 2000  130,962     16,875            --      100,000
 Vice President of       1999  111,538        --             --      149,850
  Administration, Chief  1998   98,846        --             --      111,150
  Financial Officer,
  Treasurer and
  Secretary

Rene E. Thibault(1)..... 2000  150,000    173,060(5)         --      100,000
 Vice President of Sales 1999   34,039     18,750(6)         --      348,000
                         1998      --         --             --          --

Robert F. Wambach(2).... 2000  128,654     16,250            --       50,000
 Vice President of       1999   43,269        --             --      261,000
  Strategic Technology   1998      --         --             --          --
  Relationships

Timothy J. Dalton....... 2000  127,308     16,250            --       77,500
 Vice President of       1999  111,538        --             --      121,500
  Manufacturing          1998   94,551        --             --       52,500

William B. Elliott...... 2000  127,308     16,250            --      124,999
 Vice President of       1999  111,538        --             --      127,500
  Marketing              1998   78,461        --             --       90,000

--------
(1)  Mr. Thibault commenced employment with Network Engines in July 1999.

(2)  Mr. Wambach commenced employment with Network Engines in May 1999.

(3) Other compensation in the form of perquisites and other personal benefits has been omitted because these perquisites and other personal benefits contributed less than $50,000 or 10% of the total salary and bonus for each Network Engines Named Executive Officer for that year.

(4) Mr. Genovesi was awarded 375,000 shares of restricted stock in November 1999 in exchange for a $90,000 recourse note payable to the Company. The shares vest quarterly upon the achievement of certain financial targets. At September 30, 2000 the value of the restricted stock holdings was $15,261,750.

(5)  Includes $147,279 in commissions paid to Mr. Thibault in fiscal 2000.

(6)  Consists of commissions paid to Mr. Thibault in fiscal 1999.

 Option Grants During Last Fiscal Year

  The following table sets forth information concerning individual stock option grants made to each of the Named Executive Officers during fiscal year 2000:

                                       Individual Grants                    Potential
                         ---------------------------------------------- Realizable Value
                                       Percent of                       at Assumed Annual
                                         Total                           Rates of Stock
                          Number of   Options/SARs                            Price
                          Securities   Granted to  Exercise             Appreciation for
                          Underlying  Employees in  or Base              Option Term(2)
                         Options/SARs    Fiscal    Price Per Expiration -----------------
                           Granted     Year 2000   Share(1)     Date       5%      10%
                         ------------ ------------ --------- ---------- -------- --------
Lawrence A. Genovesi....   375,000        11.4%      $0.24   11/18/2009 $ 56,601 $143,437
Douglas G. Bryant.......   100,000         3.0        2.00    1/24/2010  125,779  318,748
Rene E. Thibault........   100,000         3.0        2.00    1/24/2010  125,779  318,748
Robert F. Wambach.......    50,000         1.5        2.00    1/24/2010   62,889  159,374
Timothy J. Dalton.......    77,500         2.4        2.00    1/24/2010   97,479  247,030
William B. Elliott......   124,999         3.8        2.00    1/24/2010  157,222  398,432

--------
(1) The exercise price was equal to the fair market value of Network Engines' common stock as determined by Network Engines' board of directors on the date of grant.

(2) The potential realizable value is calculated based on the term of the Network Engines stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent Network Engines' prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the Network Engines stock option and that the Network Engines stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

 Options Exercised During Fiscal Year 2000

  The following table sets forth for each of the Named Executive Officers the stock options exercised and the number of securities underlying unexercised options that were held by each of the Named Executive Officers as of January 19, 2001.

                                                  Number of Securities
                                                       Underlying           Value of Unexercised
                                                 Unexercised Options at    In-The-Money Options at
                           Shares                  September 30, 2000       September 30, 2000(1)
                          Acquired     Value    ------------------------- -------------------------
                         on Exercise  Realized  Exercisable Unexercisable Exercisable Unexercisable
                         ----------- ---------- ----------- ------------- ----------- -------------
Lawrence A. Genovesi....       --    $      --       --        375,000     $    --     $15,261,750
Douglas G. Bryant.......   116,294      407,936   16,315       228,391      666,145      9,134,836
Rene E. Thibault........    87,000    1,010,650      --        361,000          --      14,543,818
Robert F. Wambach.......    62,500      513,300   16,312       229,438      665,606      9,268,808
Timothy J. Dalton.......    70,780      266,647   10,875       169,845      443,948      6,786,786
William B. Elliott......   104,062      536,514    5,625       232,812      229,864      9,268,172

--------
(1) Based on the closing sale price of Network Engines common stock on September 30, 2000 ($40.938), as reported by the Nasdaq National Market, less the option exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms, each officer, director and 10% holder complied with his/her obligations in a timely fashion with respect to transactions in securities of the Company during the year ended September 30, 2000, with the exception that Mr. Polestra, a member of the Board of Directors of the Company, filed one Annual Statement of Changes in Beneficial Ownership on Form 5, with regard to one transaction involving a warrant exercise, one month late.

Report of the Compensation Committee

  General. The Compensation Committee of the Company's Board of Directors establishes compensation policies with respect to the Company's executive officers. The Company's executive compensation programs are intended to attract, retain and reward executive officers who contribute to the long-term success of the Company and enhance stockholder value. The Compensation Committee makes decisions each year regarding executive compensation, including annual base salaries, bonus awards and stock option grants. The Compensation Committee gauges the success of the compensation program in achieving its objectives and will consider the Company's overall performance objectives. This report is submitted by the Compensation Committee and addresses the compensation policies for Fiscal 2000 as they affected Mr. Genovesi, in his capacity as Chief Executive Officer, President and Chief Technology Officer of the Company, and the Named Executive Officers.

  Compensation Philosophy. The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious management. In executing its compensation policy, the Company has three objectives: (i) to align the interests of its executive officers with the interests of the Company's stockholders by basing a significant portion of an executive's compensation on the Company's performance, (ii) to attract and retain highly talented and productive executives, and (iii) to provide incentives for superior performance by the Company's executives. To achieve these objectives, the Compensation Committee has designed a program that consists of base salary, short-term incentive compensation in the form of a cash bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of the Company's employees.

  Base Salary. In setting the annual base salaries for the Company's executives, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. The Company regularly compares the salary levels of its executive officers with other leading companies in related industries through reviews of survey and proxy statement data with a view toward setting compensation of its executives at comparable levels offered by other companies in these industries. However, while compensation surveys are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. The Compensation Committee therefore applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

  Increases in annual base salary are based on a review and evaluation of the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company and the skills and experience required for the job. The Committee also compares these elements with similar elements for other executives both inside and outside the Company.

  Cash Bonus. Cash bonuses are tied directly to the Company's achievement of its goals and objectives and the contribution of the executive to such achievements. Under the management incentive plan adopted by the compensation committee in February 2000, the Company will pay to each of the Named Executive Officers, on a quarterly basis, a percentage of their annual base salaries if the Company achieves net revenue targets for the quarter.

  Equity Ownership. Executive officer compensation includes long-term incentives in the form of options to purchase shares of Common Stock. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company and link a meaningful portion of the executives' compensation to the performance of the Company's Common Stock.

  The number of shares of Common Stock subject to stock option grants is generally intended to reflect the significance of the executive's current and anticipated contributions to the Company. In determining the number and terms of options to grant an executive, the Compensation Committee primarily considers the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company.

  The Company's stock programs include long vesting periods to optimize the retention value of these options and to orient the Company's executive officers to longer-term success. Generally, stock options vest as follows: 25% upon the first anniversary of the date of grant and approximately 6.25% each quarter thereafter over three years, and, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards.

  Although the Compensation Committee has discretion regarding the exercise price of any option, to date the exercise price of options granted by the Company has always been set at 100% of the fair market value of the stock on the grant date. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the price of the Company's Common Stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by the Compensation Committee.

  Chief Executive Officer Compensation. The Compensation Committee had set Mr. Genovesi's total annual compensation, including compensation derived from the Company's cash bonus and stock option programs, at a level it believed to be competitive with the chief executive officers of similarly capitalized companies, at similar stages of development, in related markets. The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with the Company's general policies concerning executive compensation and is appropriate in light of the Company's financial objectives and performance. Mr. Genovesi, in his capacity as Chief Executive Officer and President, was eligible to participate in the same executive compensation program available to the Company's other senior executives.

  During Fiscal 2000, Mr. Genovesi's annual base salary was increased $20,000 from $160,000 to $180,000. For Fiscal 2000, Mr. Genovesi was also awarded quarterly bonuses totaling $45,000, which compensation was based, in part, upon attainment of the Company's revenue objectives and the completion of certain strategic objectives of the Company. Mr. Genovesi was granted options to purchase 375,000 shares of Common Stock during Fiscal 2000. Mr. Genovesi also purchased 375,000 shares of restricted stock during Fiscal 2000, at a price deemed to be fair market value at the time of purchase, in exchange for a full recourse promissory note. The restricted shares vest quarterly upon the achievement of certain performance targets through September, 2002. (See "Certain Relationships and Related Party Transactions", below.)

  During Fiscal 2000, under the leadership of Mr. Genovesi as Chief Executive Officer, the Company completed its successful initial public offering in July 2000, hired key operations and executive personnel, grew its core business significantly and made a strategic acquisition of an Internet technology company. Revenue increased 614% from $6 million in fiscal 1999 to $43.1 million in Fiscal 2000. The number of the Company's customers increased from 28 at the end of fiscal 1999 to 216 at the end of Fiscal 2000.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure its stock option grants in a manner that complies prospectively with these performance-based requirements.

                                          COMPENSATION COMMITTEE

                                          Lawrence Kernan
                                          Dennis A. Kirshy
                                          Michael H. Shanahan
                                          Robert M. Wadsworth

Report Of The Audit Committee

  In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended September 30, 2000, the Audit Committee (i) reviewed and discussed the audited financial statements with the Company's management, (ii) discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000.

                                          AUDIT COMMITTEE

                                          John A. Blaeser
                                          Lawrence Kernan
                                          Michael H. Shanahan
                                          Robert M. Wadsworth

Comparative Stock Performance

  The following graph compares the cumulative total return to stockholders of Network Engines' common stock for the period from July 13, 2000, the date of Network Engines' common stock was first traded on the Nasdaq National Market, through September 30, 2000 with the cumulative total return over such period of

  .  The Nasdaq Stock Market (U.S.) Index;

  .  the S&P Technology Sector Index and;

  .  the Chase H&Q Technology Sector Index.


                              [PERFORMANCE GRAPH]

                                              Cumulative Total Return
                                              -----------------------
                                              07/13/2000    9/30/2000
                                              ----------    ---------
NETWORK ENGINES, INC.                           100.00        240.81
NASDAQ STOCK MARKET (U.S.)                      100.00         92.04
S & P TECHNOLOGY                                100.00         86.33
CHASE H & Q TECHNOLOGY                          100.00         98.18


  The graph assumes the investment of $100 in Network Engines' common stock (at the initial public offering price) and in each of such indices (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

Certain Relationships and Related Party Transactions

 Transfer of P6000 Product Line.

  In April 2000, the Company sold all of its inventory and test equipment related to the P6000 product line to Copernicus Systems, Inc., which is wholly-owned by Cheryl H. Smith. Ms. Smith, the wife of Mr. Genovesi, is a co-founder, stockholder and former director and officer of Network Engines. The Company's production and development of the P6000 product line has been discontinued and the Company had fully reserved for these assets on its balance sheet. In exchange for these assets, Copernicus Systems, Inc. agreed to pay to the Company royalties on future sales of the inventory and agreed to support P6000 units for which the Company has obligations under warranty or service contracts.

 Issuances of Preferred Stock to Directors and 5% Holders.

  On December 20, 1999, the Company issued an aggregate of 3,581,554 shares of series D preferred stock at $7.05 per share, or 8,953,885 shares of common stock at $2.82 per share on an as-converted basis. On that date, the following director and 5% holders of the Company's common stock and entities controlled by them were issued, in exchange for cash, preferred stock convertible into the following number of shares of common stock:

                                                                        Common
                                                                         Stock
                                                                       ---------
   5% Holders
     Ascent Venture Partners III, L.P.................................   709,220
     MD Co. ..........................................................   354,610
     Egan-Managed Capital, L.P. ......................................   265,957
     HarbourVest VI-Direct Fund, L.P. ................................ 4,964,540
     Canaan Equity Partners II, LLC................................... 1,773,049
   Director
     Dennis A. Kirshy.................................................     5,140

 Issuances of Common Stock and Options to Purchase Common Stock to Directors and 5% Holders of our Common Stock.

  On March 16, 2000, the Board of Directors approved the sale of 12,500 shares of common stock to Mr. Shanahan at $6.00 per share. Pursuant to a stock restriction agreement these shares vest on the earlier of one year after the date of grant or on the day prior to the Company's next annual stockholders' meeting after the end of Fiscal 2000.

  On March 16, 2000, the Company granted options to purchase 12,500 shares of common stock at $6.00 per share to each of Messrs. Kernan, Polestra and Wadsworth.

  On November 12, 1999, the Company awarded to Mr. Genovesi options to purchase 375,000 shares of the Company's Common Stock, subject to vesting requirements. On November 12, 2000, options for 93,750 of those shares vested. Options for an additional 6.25% of the shares vest each quarter until December 31, 2003. On November 18, 1999, the Company sold 375,000 shares of common stock to Mr. Genovesi for $0.24 per share in exchange for a $90,000 full recourse promissory note. The note from Mr. Genovesi is due on the earlier of demand or November 18, 2004 and accrues interest at 6.08% compounded annually. Pursuant to a stock restriction agreement, these 375,000 shares vest on a quarterly basis beginning on December 31, 1999 and ending on September 30, 2002. Each quarter, the amount that vests is determined based on the attainment of net revenue and net profit objectives set by the board of directors.

  The Company sold 225,000 shares of common stock to Mr. Kirshy for $0.07 per share on January 7, 1998. Pursuant to a stock restriction agreement, these 225,000 shares vest over three years, one-third on June 30, 1998 and 8.375% of the remainder each quarter until June 30, 2000. The Company sold 75,000 shares of common stock to Mr. Kirshy for $0.24 per share on November 18, 1999. Pursuant to a stock restriction agreement, one-half of these 75,000 shares vest one year after the sale and 12.5% of the remainder vest each quarter thereafter. The Company sold 187,500 shares of common stock to Mr. Blaeser for $0.24 per share on November 18, 1999. Pursuant to a stock restriction agreement, these 187,500 shares vest over four years, 25% upon the expiration of one year after the sale and 6.25% at the end of each quarter thereafter.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Company's Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the Company's financial statements for the year ending September 30, 2001. PricewaterhouseCoopers LLP has audited the financial statements of the Company for each fiscal year since the Company's inception. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Board Recommendation

  The Company's Board of Directors believes that the selection of PricewaterhouseCoopers LLP as independent accountants for the year ending September 30, 2001 is in the best interests of the Company and its stockholders and, therefore, recommends that the stockholders vote FOR this proposal.

                                 OTHER MATTERS

  The Company's board of directors does not know of any other matters that may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Board of Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, electronic mail and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

                              REVOCATION OF PROXY

  Subject to the terms and conditions set forth herein, all proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless at or prior to the Meeting the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares, or by giving to the Secretary of the Company a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Meeting and voting in person. A notice of revocation must indicate the certificate number and numbers of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2002 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the 2002 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than October 9, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

  In addition, the Company's by-laws require that the Company be given advance notice of stockholder nominations for election to the Company's board of directors and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

  THE COMPANY'S BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By order of the Board of Directors,


                                          /s/ Lawrence A. Genovesi
                                          Lawrence A. Genovesi
                                          President and Chief Executive
                                           Officer

Canton, Massachusetts
February 7, 2001

                                                                       EXHIBIT A

                             NETWORK ENGINES, INC.

                            AUDIT COMMITTEE CHARTER

Membership

  (1) Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

  (2) Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

     Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

     Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

     Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

     Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation--other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation--greater than $60,000; and

     Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

    Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

  (3) Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

  (4) Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

Responsibilities of the Audit Committee

  The Audit Committee shall assist the board of directors in fulfilling their responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

   (1) The Audit Committee shall review and reassess the adequacy of this charter at least annually.

   (2) The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

   (3) The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

   (4) The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

   (5) The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

   (6) The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

   (7) Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

   (8) The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

   (9) The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

  (10) The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

  (11) The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

  (12) The Audit Committee shall meet privately at least once per year with:
       (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

NETWORK ENGINES, INC.


                                  DETACH HERE

[X] Please mark votes as
    in this example.
                                                                                     FOR    AGAINST   ABSTAIN
1. Election of Directors.                    2. Ratify the appointment
                                                of PricewaterhouseCoopers LLP        [_]      [_]       [_]
Nominee:  (01) Dennis A. Kirshy                 as independent accountants.

          FOR        WITHHELD                3. In their discretion, the proxies are authorized to vote upon any
          [_]          [_]                      other business that may properly come before the meeting.


                                                        MARK HERE
                                                       FOR ADDRESS
                                                       CHANGE AND     [_]
                                                      NOTE AT LEFT

                                              Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


SIGNATURE:________________________  DATE:_____________                    SIGNATURE:________________________  DATE:_____________

                                  DETACH HERE

                             NETWORK ENGINES, INC.
                                  25 DAN ROAD
                          CANTON, MASSACHUSETTS 02021

                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                     PROXY

     The undersigned hereby appoints Lawrence A. Genovesi, Douglas G. Bryant and Philip P. Rossetti, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of NETWORK ENGINES, INC. (the "Company") held of record by the undersigned on January 23, 2001 at the Annual Meeting of Shareholders to be held on March 15, 2001 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
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